Exhibit 31.4
CERTIFICATION
I, Andrew Davies, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of Sprint Corporation; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 26, 2019

/s/ Andrew Davies
Andrew Davies
Chief Financial Officer